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Exhibit 3.1(e)

CHARTER

OF

PHIL CORPORATION

        The undersigned natural person, having capacity to contract and acting as the Incorporator of a corporation, adopts the following charter for such Corporation:

          1.     The name of the corporation is Phil Corporation.

          2.     The duration of the corporation is perpetual.

          3.     The address of the principal office of the corporation in the State of Tennessee shall be 3102 Ambrose Avenue, Nashville, Tennessee 37207.

          4.     The corporation is for profit.

          5.     The purpose, or purposes, for which the corporation is organized are:

      To take, acquire, buy, hold, own, hire, maintain, control, manage, work, develop, sell, convey, lease, mortgage, pledge, exchange, improve and otherwise deal in and dispose of real estate and real property, or any interest or right therein, and all other kinds of property, whether real or personal, without limit as to amount, and wheresoever situate.

      To erect, or have erected, houses or other buildings, in single or multiple units; to carry on and conduct any and every kind of general contracting and construction business; to clear land, landscape, terrace, and complete the development of real estate in every respect necessary for the selling or renting of improved real estate.

      To operate a general real estate agency and brokerage business, including the renting and managing of estates.

      To conduct and carry on a general insurance agency and brokerage business, and, generally, to transact and carry on all kinds of agency business.

      To act as broker, factor or agent.

      To generally do and perform all things appertaining to or connected with the purposes and objects set out above, either alone or in conjunction with any other corporation, firm or individual, and to engage in any lawful act or activity for which a corporation may be organized under the Tennessee General Corporation Act.

          6.     The maximum number of shares which the corporation shall have the authority to issue is 2,500 shares of common stock, with $100.00 par value.

          7.     The corporation will not commence business until the consideration of $1,000.00 has been received for the issuance of shares.

          8.     (a) The Board of Directors may take, without a meeting, on written consent, any action which they are required or permitted to take by the Certificate of Incorporation, By-Laws or Statute, provided that such consent sets forth the action so taken and is signed by all of the Directors.

            (b)   The Board of Directors may adopt, amend, or repeal any of the corporation's By-Laws upon the affirmative vote of a majority of the Board then in office.

        DATED December 12, 1972.

/s/ JAMES C. GOOCH INCORPORATOR

ARTICLES OF MERGER
OF
PHILHALL CORP., AN ALABAMA CORPORATION
(SUBSIDIARY CORPORATION)
INTO
PHIL CORPORATION
A TENNESSEE CORPORATION (SURVIVING CORPORATION)

        Pursuant to the provisions of Section 48-904 of the Tennessee General Corporation Act, the undersigned corporations adopt the following articles of merger for the purpose of merging the subsidiary corporation into its parent corporation:

          1.     The attached Plan of Merger was duly approved by the directors of the surviving corporation upon their written consent on December 20, 1972.

          2.     The number of outstanding shares of each class of the subsidiary corporation is as follows:

            100 shares of common stock, $10 par value

            The number of shares of each class owned by the surviving corporation is:

            100 shares of common stock, $10 par value

          3.     The sole shareholder of the subsidiary corporation approved the plan of merger upon its written consent on December 20, 1972.

          3.     The sole shareholder of the subsidiary corporation approved the plan of merger upon its written consent on December 20, 1972.

          4.     This merger shall be effective when these Articles are filed by the Secretary of State.

        Dated this 21st day of December, 1972.

PHIL CORPORATION		PHILHALL CORP.
By:	/s/ RANDALL PHILLIPS, President TITLE	By:	/s/ Vice President TITLE

PLAN OF MERGER OF
PHILHALL CORP., AN ALABAMA CORPORATION
(SUBSIDIARY CORPORATION)
INTO
PHIL CORPORATION
A TENNESSEE CORPORATION (SURVIVING CORPORATION)

        A.    The name of the subsidiary corporation is Philhall Corp.

        B.    The name of the sole surviving corporation is Phil Corporation.

        C.    The manner and basis of converting the shares of the subsidiary corporation into shares or other securities or obligations of the surviving corporation, or the cash or other consideration to be paid or delivered upon surrender of each share of the subsidiary corporation is as follows:

      Upon the effective date of this merger, the capital stock of Philhall Corp. shall be cancelled and retired and that of Phil Corporation shall be unaffected by the merger.

        D.    Other provisions with regard to the merger:

      Paragraph one of the Charter is amended to read as follows:

        "The name of the corporation is Philhall Corp."

        I, JOE C. CARR, Secretary of State, do hereby certify that the ARTICLES OF MERGER and PLAN OF MERGER of PHILHALL CORP., an Alabama Corporation, Merging With and Into, PHIL CORPORATION, a Tennessee Corporation, as the Surviving and Continuing Corporation, with name changed to PHILHALL CORP., with certificate attached, the foregoing of which is a true copy, was this day registered and certified to by me.

        This the 29th day of December, 1972.

JOE C. CARR, SECRETARY OF STATE FEE: $10.00

ARTICLES OF AMENDMENT TO THE CHARTER
OF
PHILHALL CORPORATION

         CHANGING THE PRINCIPAL OFFICE

        Pursuant to the provisions of Section 48-303 of the Tennessee General Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

          1.     The name of the corporation is:

            PHILHALL CORPORATION

          2.     The amendment adopted is:

            The address of the principal office of the corporation in the State of Tennessee shall be:

            Street: 2910 KRAFT DRIVE

            City: NASHVILLE, TENNESSEE

            Zip Code: 37204

            County: DAVIDSON

          3.     The amendment was duly adopted (by the unanimous written consent) of the directors on March 20, 1995. (Strike inapplicable words.)

          4.     The amendment is to be effective when filed by the Secretary of State, unless otherwise stated (not later than thirty (30) days after such filing).

Dated: March 21, 1985

PHILHALL CORPORATION Name of Corporation
By:	/s/ RANDALL PHILLIPS Signature
PRESIDENT Title

ARTICLES OF MERGER
OF
RANDALL PHILLIPS BUILDERS, INC.
HALLPHIL CORP.
PHILLIPS CONSTRUCTION COMPANY
AND
EDRAND, INC.
INTO
PHILHALL CORP.

        The undersigned corporations pursuant to the provisions of § 48-1-903 of the Tennessee General Corporation Act, as amended, hereby execute the following Articles of Merger.

          1.     The Plan of Merger attached hereto as Exhibit A and incorporated herein by this reference (the "Plan") was duly approved by each of the corporations which are parties to the merger in the manner prescribed by the Tennessee General Corporation Act.

          2.     The plan was duly approved by the consent action of the sole shareholders of each of the corporations which are parties to the merger, effective as of the dates set forth opposite their names below:

CORPORATION	DATE OF SHAREHOLDER APPROVAL
PHILHALL CORP.	June 25, 1987
RANDALL PHILLIPS BUILDERS, INC.	June 25, 1987
CORPORATION	DATE OF SHAREHOLDER APPROVAL
HALLPHIL CORP.	June 19, 1987
PHILLIPS CONSTRUCTION COMPANY	June 19, 1987
EDRAND, INC.	June 19, 1987

        IN WITNESS WHEREOF, each of the undersigned corporations has caused these Articles of Merger to be executed in its name by its president or vice-president and attested to by its secretary or assistant secretary, as of the 30th day of June, 1987.

PHILHALL CORP.
	By:	/s/ EDWARD RANDALL PHILLIPS Edward Randall Phillips, President
Attest:
/s/ DIXIE P. GRIFFIN Dixie P. Griffin, Secretary
[CORPORATE SEAL]
RANDALL PHILLIPS BUILDERS, INC.
	By:	/s/ EDWARD RANDALL PHILLIPS Edward Randall Phillips, President
Attest:
/s/ DIXIE P. GRIFFIN Dixie P. Griffin, Secretary
[CORPORATION SEAL]

[SIGNATURES CONTINUED ON NEXT PAGE]

PHILLIPS CONSTRUCTION COMPANY
	By:	/s/ EDWARD RANDALL PHILLIPS Edward Randall Phillips, President
Attest:
/s/ DIXIE P. GRIFFIN Dixie P. Griffin, Secretary
[CORPORATE SEAL]
HALLPHIL CORP.
	By:	/s/ EDWARD RANDALL PHILLIPS Edward Randall Phillips, President
Attest:
/s/ DIXIE P. GRIFFIN Dixie P. Griffin, Secretary
[CORPORATE SEAL]
EDRAND, INC.
	By:	/s/ EDWARD RANDALL PHILLIPS Edward Randall Phillips, President
Attest:
/s/ DIXIE P. GRIFFIN Dixie P. Griffin, Secretary
[CORPORATE SEAL]

EXHIBIT A

PLAN OF MERGER

        THIS PLAN OF MERGER (this "Plan") is made and entered into as of this 30th day of June, 1987, by and among PHILHALL CORP., a Tennessee corporation which was originally formed under the name Phil Corporation ("Philhall"), RANDALL PHILLIPS BUILDERS, INC., a Tennessee corporation ("Builders"), HALLPHIL CORP., a Tennessee corporation ("Hallphil"), PHILLIPS CONSTRUCTION COMPANY, a Tennessee corporation ("Construction") and EDRAND, INC., a Tennessee corporation ("Edrand").

BACKGROUND

        Builders is the owner of 100% of the issued and outstanding shares of each class of capital stock of Construction and Edrand. Philhall is the owner of 100% of the issued and outstanding shares of each class of capital stock of Hallphil. (Hallphil, Construction and Edrand are sometimes referred to collectively herein as the "Subsidiary Corporations"). The boards of directors of Philhall, Builders and the Subsidiary Corporations are of the opinion that the five corporations by merger can be operated more economically and efficiently and agree that the purpose of each corporation can be more efficiently accomplished by merging Builders and the Subsidiary Corporations into Philhall, with Philhall to remain as the resulting, continuing, and surviving corporation pursuant to the terms and conditions set forth in this Plan. The boards of directors of each corporation which is a party to the merger have respectively approved this Plan, subject to the terms and conditions set forth in this Plan. The sol shareholders of each corporation which is a party to the merger have also approved this Plan, subject to the terms and conditions set forth in this Plan.

        NOW, THEREFORE, in consideration of the promises and the mutual covenants contained in this Plan, the parties agree as follows;

SECTION 1

DEFINITIONS

        1.1    Constituent Corporations.    "Constituent Corporations" shall refer collectively to Philhall, Builders, Hallphil Construction and Edrand.

        1.2    Effective Date.    "Effective Date" shall mean the date on which the merger contemplated by this Plan becomes effective pursuant to the laws of the State of Tennessee, as determined in accordance with Section 4 of this Plan.

        1.3    Surviving Corporation.    "Surviving Corporation" shall refer to Philhall, which, subsequent to the merger contemplated by this Plan, shall be known as Phillips Builders, Inc. in accordance with Section 3 of this Plan.

        1.4    Subsidiary Corporations.    "Subsidiary Corporations" shall refer to Hallphil, Construction and Edrand.

SECTION 2

AUTHORIZATION OF THIS AGREEMENT

        This Plan shall constitute a Plan of Merger as required by the laws of the State of Tennessee and shall be filed as part of the Articles of Merger as provided under the laws of the State Tennessee.

SECTION 3

CORPORATE EXISTENCE OF SURVIVING CORPORATION AND EFFECT OF MERGER

        3.1    Corporate Name.    In accordance with the applicable laws of the State of Tennessee, Builders and the Subsidiary Corporations shall, on the Effective Date, be merged into Philhall, which shall be the Surviving Corporation and shall exist and be governed by the laws of the State of Tennessee under the corporate name "Phillips Builders, Inc."

        3.2    Identity, Existence, Etc.    On and after the Effective Date, the Surviving Corporation shall retain its same corporate existence, purposes, powers, franchises, rights and immunities, unaffected and unimpaired by the merger, and the corporate identity, existence, purposes, powers, franchises, rights and immunities of the Constituent Corporations shall be merged and fully vested in the Surviving Corporation. The corporate name of the Surviving Corporation shall be changed to Phillips Builders, Inc. The existence of Builders and the Subsidiary Corporations except as they may be continued by statute, shall cease on the Effective Date and on the Effective Date the Constituent Corporations shall be and become a single corporation.

        3.3    Rights, Privileges, Etc.    On and after the Effective Date, the Surviving Corporation shall possess all the rights, privileges, immunities, and franchises of each Constituent Corporation; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action, and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be taken and deemed to be transferred to and vested in the Surviving Corporation without further act or deed; and the title to any real estate, or any interest therein, vested in any of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger.

        3.4    Liabilities and Obligations.    On and after the Effective Date, the Surviving Corporation shall be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations, and any claim existing or action or proceeding pending by or against any of the Constituent Corporations may be prosecuted as if the merger had not taken place, or the Surviving Corporation may be substituted in the place of the respective Constituent Corporations. Neither the rights of creditors nor any liens upon the property of the Constituent Corporations shall be impaired by the merger.

        3.5    Employees.    On and after the Effective Date, all employees of the Constituent Corporations shall become employees of the Surviving Corporation and shall retain any and all rights and benefits that they may have by virtue of their employment, but they shall have no greater rights of tenure and terms of employment than they presently enjoy.

SECTION 4

EFFECTIVE DATE

        The merger contemplated by this Plan shall become effective at 12:00 Noon, Nashville, Tennessee Time on July 1, 1987.

SECTION 5

CHARTER OF SURVIVING CORPORATION

        The charter of the Surviving Corporation shall be and remain in full force and effect after the Effective Date and shall be amended by virtue of the merger in the following respects:

One

        Paragraph 1 of the charter of Philhall Corp. is hereby deleted in its entirety, and the following Paragraph 1 is hereby substituted in its place:

          1.     The name of the corporation is Phillips Builders, Inc.

        Paragraph 6 of the charter of Philhall Corp. is hereby amended by the addition thereto of the following:

    No holder of any class of stock of the corporation shall be entitled as of right to purchase or subscribe for any part of any class of stock of the corporation now authorized or hereafter authorized by any amendment of the charter of the corporation, or of any bonds, debentures, or other securities convertible into or evidencing rights to purchase or subscribe for any stock of the corporation; and any stock now authorized or any additional, authorized issue of any stock or any securities convertible into or evidencing rights to purchase or subscribe for stock may be issued and disposed of by the Board of Directors to such firms, persons, corporations or associations for such consideration and upon such terms and in such manner as the Board of Directors may in its discretion determine without offering any thereof on the same terms, or on any terms, to the shareholders, or to any class of shareholders.

Three

        The charter of Philhall Corp. is hereby amended by the addition thereto of a new Paragraph 9 to read as follows:

          9.     The shareholders of the corporation may take any action which they are required or permitted to take without a meeting on written consent, setting forth the action so taken, signed by all of the persons or entities entitled to vote thereon.

SECTION 6

BY-LAWS OF SURVIVING CORPORATION

        The By-Laws of the Surviving Corporation, as they shall exist on the Effective Date shall be and remain the By-Laws of the Surviving Corporation until altered or amended as provided in such By-Laws.

SECTION 7

DIRECTORS OF SURVIVING CORPORATION

        The names of the directors of the Surviving Corporation, who shall hold office from and after the Effective Date until death, resignation or their respective successors are elected and qualify, shall be as follows:

Jerald Cohn
E. Randall Phillips
Harry Edward Phillips
Randall Lee Phillips
Earl C. Hall
Dixie P. Griffin
Clifton Hall
Terence J. Upsall
John Skelton

        If, on the Effective Date, a vacancy shall exist on the board of directors composed of the foregoing persons, such vacancy may be filled by the remaining members of the board of directors as provided in the By-Laws of the Surviving Corporation.

SECTION 8

OFFICERS OF SURVIVING CORPORATION

        The names and titles of the officers of the Surviving Corporation, who shall hold office from and after the Effective Date until death, resignation or their respective successors are elected and qualify, shall be as follows:

Jerald Cohn	Chairman
E. Randall Phillips	President and Chief Executive Officer
Harry Edward Phillips	Senior Vice President
Randall Lee Phillips	Senior Vice President
Earl C. Hall	Senior Vice President
Dixie P. Griffin	Secretary and Senior Vice President/Administration
Clifton Hall	Treasurer and Vice President/Finance
Bob Allen	Vice President/Purchasing
Wayne Meadows	Assistant Vice President

SECTION 9

MANNER OF CONVERTING SHARES

        The shares of capital stock of Builders and of the Subsidiary Corporations shall be cancelled and cease to exist by virtue of the merger on the Effective Date.

SECTION 10

AMENDMENTS, WAIVERS AND TERMINATION

        Any term or provision contained in this Plan may be waived, discharged or terminated, and this Plan may be terminated as a whole or abandoned at any time prior to the Effective Date by the mutual consent of the boards of directors of each of the parties to this Plan and the sole shareholder of Philhall and Builders.

SECTION 11

MISCELLANEOUS

        11.1    Headings.    The headings of this Plan are for the purpose of reference only, and shall not limit or otherwise affect any of the terms or provisions of this Plan.

        11.2    Execution.    This Plan may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, the parties hereto have caused this Plan of Merger to be duly executed and delivered as of the date first above written.

PHILHALL CORP.
	By:	/s/ EDWARD RANDALL PHILLIPS Edward Randall Phillips, President
Attest:
/s/ DIXIE P. GRIFFIN Dixie P. Griffin, Secretary
[CORPORATE SEAL]
RANDALL PHILLIPS BUILDERS, INC.
	By:	/s/ EDWARD RANDALL PHILLIPS Edward Randall Phillips, President
Attest:
/s/ DIXIE P. GRIFFIN Dixie P. Griffin, Secretary
[CORPORATE SEAL]
PHILLIPS CONSTRUCTION COMPANY
	By:	/s/ EDWARD RANDALL PHILLIPS Edward Randall Phillips, President
Attest:
/s/ DIXIE P. GRIFFIN Dixie P. Griffin, Secretary
[CORPORATE SEAL]

[SIGNATURES CONTINUED ON NEXT PAGE]

HALLPHIL CORP.
	By:	/s/ EDWARD RANDALL PHILLIPS Edward Randall Phillips, President
Attest:
/s/ DIXIE P. GRIFFIN Dixie P. Griffin, Secretary
[CORPORATE SEAL]
EDRAND, INC.
	By:	/s/ EDWARD RANDALL PHILLIPS Edward Randall Phillips, President
Attest:
/s/ DIXIE P. GRIFFIN Dixie P. Griffin, Secretary
[CORPORATE SEAL]

        I, Gentry Crowell, Secretary of State, do hereby certify that the ARTICLES OF MERGER and PLAN OF MERGER by and between RANDALL PHILLIPS BUILDERS, INC., HALLPHIL CORP., PHILLIPS CONSTRUCTION COMPANY, EDRAND, INC., and PHILHALL CORP., all Tennessee Corporations, merging into a Single Corporation PHILHALL CORP., with amendment changing the corporate name to PHILLIPS BUILDERS, INC., as the Surviving and Continuing Corporation, with a Certificate attached, the foregoing of which is a true copy, was this day registered by me. This the 30th day of June, 1987.

GENTRY CROWELL
SECRETARY OF STATE
FEE: $50.00

WRITTEN CONSENT OF
THE SOLE SHAREHOLDER OF

PHILLIPS BUILDERS, INC.
A TENNESSEE CORPORATION

        THE UNDERSIGNED, being the holder of all of the outstanding voting stock (the "Sole Shareholder") of Phillips Builders, Inc., a Tennessee corporation (the "Company"), takes the following action and adopts the following preamble and resolution by its written consent:

        WHEREAS, the Company wishes to provide for a change in its name from "Phillips Builders, Inc." to "Beazer Homes Corp." and, in connection therewith, to execute certain documents.

        RESOLVED, that the Company does hereby approve, and the sole Shareholder hereby agrees to and authorizes the Company to approve, the change in the Company's name from "Phillips Builders, Inc." to "Beazer Homes Corp."

        IN WITNESS WHEREOF, the undersigned has hereunto signed its name as of the 11th day of January, 1996.

BEAZER HOMES, INC.
By:	/s/ IAN J. MCCARTHY Name: Ian J. McCarthy Title: President

ARTICLES OF MERGER
To be filed with the State of Tennessee

SEABROOK HOMES, INC.
into
BEAZER HOMES CORP.

        Pursuant to the provisions of the Florida Business Corporation Act, the undersigned corporations, SEABROOK HOMES, INC., organized and existing under and by virtue of the Florida Business Corporation Act and BEAZER HOMES CORP., organized and existing under and by virtue of the Tennessee General Corporation Act:

DO HEREBY CERTIFY THAT:

        1.     SEABROOK HOMES, INC., a Florida corporation ("Seabrook") is merging with and into BEAZER HOMES CORP., a Tennessee corporation ("BHC" or the "Surviving Corporation").

        2.     A plan of merger was adopted by the shareholders and the Board of Directors of each constituent corporation on March 13th, 2002 and a Plan and Agreement of Merger (the "Merger Agreement") dated as of March 13th, 2002 by and between Seabrook and BHC, setting forth such plan of merger, has been executed and acknowledged by each of the constituent corporations all in accordance with the requirements of the Florida Business Corporation Act and the Tennessee General Corporation Act. A copy of the Merger Agreement is attached hereto.

        3.     The effective time and date of the Merger shall be 5:00 pm, March 26th, 2002.

        IN WITNESS WHEREOF, the undersigned have caused these Articles to be signed by their authorized officers this 13th day of March 2002.

SEABROOK HOMES, INC., a Florida Corporation
BY:	/s/ IAN J. MCCARTHY Ian J. McCarthy President
BEAZER HOMES CORP. a Tennessee Corporation
BY:	/s/ IAN J. MCCARTHY Ian J. McCarthy President

PLAN AND AGREEMENT OF MERGER

SEABROOK HOMES, INC.
into
BEAZER HOMES CORP.

        PLAN AND AGREEMENT OF MERGER dated as of March 13th, 2002, by and between Seabrook Homes, Inc., a Florida corporation and Beazer Homes Corp., a Tennessee corporation, as approved by the shareholders and the Board of Directors of each of said corporations:

        1.     As of the Effective Time, defined below, Seabrook Homes, Inc., a Florida corporation ("Seabrook") shall be merged (the "Merger") with and into Beazer Homes Corp., a Tennessee corporation (the "Surviving Corporation").

        2.     The separate existence of Seabrook (hereinafter referred to as the ("Disappearing Corporation") shall cease upon the effective date of the Merger in accordance with the provisions of the Florida Business Corporation Act and the Tennessee General Corporation Act.

        3.     The Surviving Corporation shall adopt and assume all doing business or assumed names of the Disappearing Corporation.

        4.     The Plan of Merger has been duly approved by the shareholders and the Board of Directors of each of the Disappearing Corporation and the Surviving Corporation.

        5.     Each issued share of the capital stock of the Disappearing Corporation shall, upon the effective date of the Merger, be canceled and one share of the Surviving Corporation shall be issued in exchange therefor, provided no shares of the Surviving Corporation shall be issued in exchange for shares of the Disappearing Corporation owned by the Surviving Corporation immediately prior to the merger.

        6.     The Surviving Corporation shall assume all the obligations of the Disappearing Corporation.

        7.     The Surviving Corporation shall continue its existence pursuant to the provisions of the Tennessee Business Corporation Act.

        8.     The articles of incorporation of the Surviving Corporation upon the Effective Time (as defined below) shall continue to be the articles of incorporation of said Surviving Corporation.

        9.     The bylaws of the Surviving Corporation upon the Effective Time shall continue to be the bylaws of said Surviving Corporation.

        10.   Upon the Effective Time, the following persons will continue to serve as the directors of the Surviving Corporation, all of whom shall hold their directorships until the election, choice and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the Surviving Corporation:

Ian J. McCarthy
Brian C. Beazer

        11.   So that the Merger herein provided for shall have been fully authorized in accordance with the provisions of the Business Corporation Act of the State of Florida and the Tennessee Business Corporation Act, the Disappearing Corporation and the Surviving Corporation hereby agree that they will cause to be executed and filed and/or recorded any document or documents prescribed by the laws of the State of Florida and the State of Tennessee and, that they will cause to be performed all necessary acts therein and elsewhere to effectuate the Merger.

        12.   The Merger shall be effective as of 5:00 pm on March 26th, 2002 (the "Effective Time").

        IN WITNESS WHEREOF, this Plan of Merger is hereby executed on behalf of each of the constituent corporations parties hereto as of the date first above written.

SEABROOK HOMES, INC.
By:	/s/ IAN J. MCCARTHY Ian J. McCarthy President
BEAZER HOMES CORP.
By:	/s/ IAN J. MCCARTHY Ian J. McCarthy President

Corporate Filings 312 Eighth Avenue North 6th Floor, William R. Snodgrass Tower Nashville, TN 37243	CHANGE OF REGISTERED AGENT/OFFICE (BY CORPORATION)	For Office Use Only

        Pursuant to the provisions of Section 48-15-102 or 48-25-108 of the Tennessee Business Corporation Act or Section 48-55-102 or 48-65-108 of the Tennessee Nonprofit Corporation Act, the undersigned corporation hereby submits this application:

1.
The name of the corporation is:

BEAZER HOMES CORP. (Corp. Id. # 24209)

2.
The street address of its current registered office is:

530 Gay Street, Knoxville, TN 37902

3.
If the current registered office is to be changed, the street address of the new registered office, the zip code of such office, and the county in which the office is located is:

2908 Poston Avenue, Nashville, Tennessee 37203                   Davidson County

4.
The name of the current registered agent is:

CT Corporation System

5.
If the current registered agent is to be changed, the name of the new registered agent is:

Corporation Service Company

6.
After the change(s), the street addresses of the registered office and the business office of the registered agent will be identical.

May 20, 2002 Signature Date	BEAZER HOMES CORP. Name of Corporation
Secretary Signer's Capacity	/s/ TERESA R. DIETZ Signature
TERESA DIETZ Name (typed or printed)
SS-4225 (REV. 6/00)	RDA 1678

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  Exhibit 3.1(e)
CHARTER OF PHIL CORPORATION